UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 29, 2007
IMAGE ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-11071	84-0685613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of Principal Executive Offices, including zip code)
Registrant’s telephone number, including area code: (818) 407-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
The Merger Agreement
On March 29, 2007, Image Entertainment, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BTP Acquisition Company, LLC, a Delaware limited liability company (“Parent”), and IEAC, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.0001 per share, of the Company (including any preferred stock purchase rights associated therewith, the “Shares”), other than any Shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be cancelled and shall be converted automatically into the right to receive $4.40 in cash, without interest, less any required withholding taxes.
The Board of Directors of the Company has unanimously approved the Merger Agreement and has recommended that the Company’s stockholders vote in favor of adoption of the Merger Agreement.
Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The Company has made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding operation of the business of the Company prior to the Effective Time and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, any Acquisition Proposal (as defined in the Merger Agreement), except in limited circumstances relating to an unsolicited bona fide written Acquisition Proposal that constitutes, or is reasonably expected to lead to, a Superior Proposal (as defined in the Merger Agreement).
The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay $1.5 million as a reimbursement of expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement and, upon a termination in certain other specified circumstances, the Company would be required to pay a fee of $4.2 million to Parent, including the reimbursement of expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement. The Merger Agreement further provides that upon termination by the Company under specified circumstances related to a breach of any representation, warranty, covenant or agreement on the part of the Parent or Merger Sub, Parent would be required to pay to the Company a business interruption fee of $4.2 million. Payment of the business interruption fee to the Company and certain expenses to which the Company may become entitled pursuant to the Merger Agreement is being guaranteed by certain affiliates of Parent pursuant to a guarantee, dated as of March 29, 2007.

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which are sufficient to pay the aggregate merger consideration contemplated by the Merger Agreement.
The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as an exhibit hereto, and is incorporated into this Item 1.01 by reference.
Cautionary Statements Regarding the Merger Agreement
The Merger Agreement is being filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitation agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allotting contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and also may be subject to standards of materiality deemed relevant to the contracting parties but that differ from those matters that may be deemed material to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.
Support Agreements
In connection with the Merger Agreement, and as required by Parent as a condition to its execution of the Merger Agreement, on March 29, 2007, certain stockholders of the Company, including Martin W. Greenwald, Chairman and Chief Executive Officer of the Company, in his capacity as a stockholder, entered into Support Agreements with Parent (the “Support Agreements”), pursuant to which they each agreed, among other things, to vote the Shares held by them in favor of adoption of the Merger Agreement and against other Acquisition Proposals (as defined in the Merger Agreement). If the Merger Agreement is terminated in accordance with its terms, the Support Agreements will also terminate. The stockholders who have entered into Support Agreements owned, in the aggregate, approximately 38% of the outstanding Shares as of such date.

The foregoing summary of the Support Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Support Agreements, a form of which is filed as an exhibit hereto, and is incorporated into this Item 1.01 by reference.
Amendment to Rights Agreement
Immediately prior to the execution of the Merger Agreement, the Company and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent (the “Rights Agent”), entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of October 31, 2005 (the “Rights Agreement”), which provides that neither the execution, delivery or performance of the Merger Agreement or the Support Agreements will trigger certain provisions of the Rights Agreement. The Rights Agreement Amendment is further described in Item 3.03 below.
The foregoing summary of the Rights Agreement Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Rights Agreement Amendment, which is filed as an exhibit hereto, and is incorporated into this Item 1.01 by reference.
Important Legal Information
In connection with the proposed transaction, Image Entertainment, Inc. will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Dennis Hohn Cho, Corporate Secretary, telephone: (818) 407-9100.
Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be included in the proxy statement relating to the transaction when it becomes available.

Item 3.03 Material Modifications to Rights of Security Holders.
Immediately prior to the execution of the Merger Agreement, the Company and the Rights Agent entered into the Rights Agreement Amendment, which provides that neither the execution, delivery nor performance of the Merger Agreement or the Support Agreements will trigger certain provisions of the Rights Agreement.
In particular, the Rights Agreement Amendment provides the following: (i) none of Parent, Merger Sub, nor any of their respective affiliates or associates, shall be deemed to be an Acquiring Person, (ii) none of Section 11(a)(ii) Event, Section 13 Event, Distribution Date, nor Share Acquisition Date (as each such term is defined I the Rights Agreement) shall be deemed to have occurred and (iii) no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3(a), 7(a), 11(a) or 13 of the Rights Agreement, in any such case by reason of (a) the announcement of the Merger, (b) the approval, execution or delivery of the Merger Agreement or any amendments thereof, (c) the execution and delivery of the Support Agreements or any amendments thereof, (d) the commencement or, the consummation of, any of the transactions contemplated by the Merger Agreement, including the Merger or (e) the commencement or, the consummation of, any of the transactions contemplated by the Support Agreements. The Rights Agreement Amendment also redefines the term “Expiration Date” to include the time immediately prior to the effective time of the Merger.
The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as an exhibit hereto, and is incorporated into this Item 3.03 by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2007, in connection with the execution of the Merger Agreement, the Company entered into an amendment to the employment agreements (collectively, the “Employment Agreement Amendments”) of each of Martin W. Greenwald, Chairman and Chief Executive Officer, David Borshell, Chief Operating Officer, and Jeff Framer, Chief Financial Officer. Each Employment Agreement Amendment extends the date by which the Company must exercise the respective employee’s second one year option to extend the term of employment for an additional year from March 31, 2007 to May 31, 2007. Except for such extension, no other terms of such employment agreements were modified pursuant to the Employment Agreement Amendments.
The foregoing description of the Employment Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendments, which are filed as exhibits hereto, and are incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.
On March 29, 2007, the Company issued a press release announcing the execution of the Merger Agreement, which is filed as an exhibit hereto and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, dated as of March 29, 2007, among BTP Acquisition Company, a Delaware limited liability company, IEAC, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Image Entertainment, Inc., a Delaware corporation.

4.1	Amendment No. 1 to Rights Agreement, dated as of March 29, 2007, between Image Entertainment, Inc., a Delaware corporation, and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent.

10.1	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Martin W. Greenwald.

10.2	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and David Borshell.

10.3	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Jeff Framer.

99.1	Press release dated March 29, 2007.

99.2	Form of Support Agreement by and between BTP Acquisition Company LLC, a Delaware limited liability company, and certain stockholders of Image Entertainment, Inc., a Delaware corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.
Date: April 2, 2007	By:	/s/ Dennis Hohn Cho
Dennis Hohn Cho
Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2007, among BTP Acquisition Company, a Delaware limited liability company, IEAC, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Image Entertainment, Inc., a Delaware corporation.

4.1	Amendment No. 1 to Rights Agreement, dated as of March 29, 2007, between Image Entertainment, Inc., a Delaware corporation, and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent.

10.1	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Martin W. Greenwald.

10.2	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and David Borshell.

10.3	Amendment to Employment Agreement, dated as of March 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Jeff Framer.

99.1	Press release dated March 29, 2007.

99.2	Form of Support Agreement by and between BTP Acquisition Company LLC, a Delaware limited liability company, and certain stockholders of Image Entertainment, Inc., a Delaware corporation.